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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of NeXstar Pharmaceuticals, Inc. and in the related prospectuses of our report dated March 1, 1999, with respect to the consolidated financial statements and schedule of NeXstar Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998:

1. Registration Statement on Form S-8 (No. 33-80938) pertaining to the NeXagen, Inc. 1993 Incentive Stock Plan.

2. Registration Statement on Form S-8 (No. 33-97206) pertaining to the NeXagen, Inc. 1993 Incentive Stock Plan.

3. Registration Statement on Form S-8 (No. 333-34515) pertaining to the NeXagen, Inc. 1993 Incentive Stock Plan.

4. Registration Statement on Form S-8 (No. 33-88074) pertaining to the NeXstar Pharmaceuticals, Inc. 1994 Stock Purchase Plan.

5. Registration Statement on Form S-8 (No. 333-07887) pertaining to the NeXstar Pharmaceuticals, Inc. 1994 Stock Purchase Plan.

6. Registration Statement on Form S-8 (No. 333-07889) pertaining to the NeXstar Pharmaceuticals, Inc. 1995 Director Option Plan.

7. Registration Statement on Form S-8 (No. 33-90994) pertaining to the Vestar, Inc. 1988 Stock Option Plan and the Vestar, Inc. 1992 Deferred Compensation Plan for Non-Employee Directors.

8. Registration Statement on Form S-3 (No. 333-00758) of NeXstar
   Pharmaceuticals, Inc. and in the related Prospectus.

9. Registration Statement on Form S-3 (No. 333-35827) of NeXstar
   Pharmaceuticals, Inc. and in the related Prospectus.

                                             /s/  ERNST & YOUNG LLP

Denver, Colorado
March 17, 1999